UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report:  May 7, 2012
(Date of earliest event reported)

AFFYMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (408) 731-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Affymetrix Inc. (the “Company”), in connection with the appointment of Dr. Frank Witney as Chief Executive Officer in June 2011, Dr. Witney received the opportunity to earn performance share awards over the subsequent four years representing an aggregate of up to 240,000 shares, subject to meeting performance criteria to be determined by Affymetrix’ compensation committee.  For the tranche of this performance award to be based on fiscal 2012 performance, representing 60,000 shares, the Compensation Committee has approved performance criteria to generally align with the Company’s corporate objectives to stabilize its core business in 2012 and position the Company for growth going forward, such that 25% will be based upon achieving Company revenue targets, 25% will be based upon achieving Company operating income targets, 25% will be based upon achieving revenue growth rates in several key product areas, and 25% will be based upon the Compensation Committee’s assessment of key employee retention. To the extent these performance metrics are met for 2012, this tranche of the performance award will be eligible for vesting on December 31, 2013 if Dr. Witney remains with the Company until such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Date: May 7, 2012	By:	/s/ JOHN F. RUNKEL, JR.
Name: John F. Runkel, Jr. Title: Executive Vice President and General Counsel